Exhibit 32.1

Section 1350 Certification of the Chief Executive Officer

In connection with the Quarterly Report of OurPet’s Company (the “Company”) on Form 10-Q for the quarter ended June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, being the Chairman, President and Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) This Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The financial statements, and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations, and cash flows of the Registrant as of, and for, the periods presented in this Report.

/s/ Steven Tsengas
BY STEVEN TSENGAS
Chairman of the Board and
Chief Executive Officer

Dated: August 14, 2015

This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained in that statute, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to OurPet’s Company and will be retained by OurPet’s Company and furnished to the Securities and Exchange Commission or its staff upon request.